UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2009

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 23, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VIVUS, Inc. (the “Company”) approved an amendment to the employment agreement (the “Amendment”) between the Company and Leland F. Wilson, the Company’s President and Chief Executive Officer, which amends the employment agreement with Mr. Wilson dated December 20, 2007 (the “Employment Agreement”).  Pursuant to the Amendment, the Initial Term of the Employment Agreement is increased from two to three years commencing on June 1, 2007 and other relevant dates were also extended to reflect the three year Initial Term.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Operating Officer

On January 23, 2009, the Company appointed Peter Tam to the position of Chief Operating Officer.  Mr. Tam, age 44, will become the Company’s principal operating officer.  Prior to this appointment, Mr. Tam served as Senior Vice President of Product and Corporate Development of the Company since July 2004.  From November 2002 to July 2004, Mr. Tam served as the Company’s Vice President of Strategic Planning and Corporate Development. Mr. Tam joined the Company in 1993 as Manager of Clinical Research and in 1999 he assumed the responsibilities of Director of Clinical and Corporate Development.  Mr. Tam holds a B.S. in Chemistry from University of California Berkeley and an M.B.A. from Santa Clara University.

Mr. Tam will receive an annualized base salary of $354,432 and will continue to be eligible to receive an annual incentive bonus based on the Company’s achievement of specified performance objectives. Mr. Tam also received a stock option grant exercisable for 50,000 shares of the Company’s common stock in connection with his appointment.  This stock option has an exercise price of $4.23 per share, a 10-year term from the date of grant and vests over a 4-year period with twenty-five percent (25%) of the total number of shares vesting on January 23, 2010 and one forty-eighth (1/48th) of the total number of shares vest and become exercisable at the end of each full month thereafter.

In connection with Mr. Tam’s employment with the Company, Mr. Tam previously entered into the Company’s standard form of Indemnification Agreement, which provides, among other things, that the Company will indemnify Mr. Tam, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as an officer, employee, agent or fiduciary of the Company, and otherwise to the full extent permitted under the Company’s bylaws and Delaware law.   Mr. Tam has also entered into the Company’s standard form of Change of Control Agreement which provides that if an Executive’s employment with the Company is terminated by the Company without cause or by the Executive for good reason within 24 months after a change of control (as such term is defined in the Change of Control Agreement) of the Company, the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive’s termination until the date 24 months after the effective date of the termination (for purposes of this paragraph only, the “Severance Period”) equal to the monthly salary the Executive was receiving immediately prior to the change of control; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Executive’s target bonus (as such term is defined in the Change of Control Agreement) for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive’s target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000.

The Change of Control Agreement also provides that if an Executive’s employment with the Company is terminated without cause (other than within 24 months after a change of control of the Company), the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive’s termination until the date that is 3 months after the effective date of termination (for purposes of this paragraph only, the “Severance Period”), equal to the monthly salary the Executive was receiving immediately prior to the termination date; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Executive’s target bonus for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive’s target bonus; (iv) up to 3 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000, to be provided during the Severance Period.

The Change of Control Agreement also provides for the automatic vesting in full of all outstanding stock options held by the Executive upon the close of a change of control.

A copy of the press release making such announcement is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

(e)  Cash Bonus Payments and Stock Option Awards for Named Executives

On January 23, 2009, the Compensation Committee authorized and approved cash bonus payments pursuant to a Company employee annual bonus plan for fiscal year 2008 adopted on the same date (the “Bonus Plan”) and stock option awards to certain of the Company’s employees, including named executive officers Leland F. Wilson, President and Chief Executive Officer, Peter Y. Tam, Chief Operating Officer, Timothy E. Morris, Vice President, Finance and Chief Financial Officer, Guy P. Marsh, Vice President, U.S. Operations and General Manager and Wesley W. Day, Ph.D., Vice President, Clinical Development.  The bonus payment and stock option award for Mr. Wilson were also authorized and approved pursuant to the terms of the Employment Agreement. The following table sets forth the specific cash bonus payments and stock option awards authorized and approved for each of Messrs. Wilson, Morris, Tam, Marsh and Dr. Day:

	Cash Bonus	Option
Named Executive Officers(1)	Payments	Awards(2)
Leland F. Wilson	$185,625	500,000	(2)
Peter Y. Tam	$83,078	200,000	(2)
Timothy E. Morris	$81,910	200,000	(2)
Guy P. Marsh	$73,520	100,000	(2)
Wesley W. Day, Ph.D.	$62,975	100,000	(2)

(1)

These officers include individuals who will be listed as named executive officers in the Company’s proxy statement to be filed in connection with its 2009 annual meeting of stockholders as well as the individuals who were listed as named executive officers in the Company’s proxy statement filed with the SEC on April 29, 2008.

(2)

The shares of common stock subject to each stock option shall vest and become exercisable over 4 years as follows: 25% of the shares on the one year anniversary of the date of grant, with the balance vesting and becoming exercisable at the end of each month thereafter, subject to the option holders continued services to the Company on such dates. Each stock option has an exercise price of $4.23 per share, a ten (10) year term from the date of grant and an exercise period equal to 12 months from termination of the option holder’s services to the Company.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses for each of the named executive officers. Bonuses were calculated using a formula that includes: (a) the individual’s salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Compensation Committee determined appropriate given the performance of the Company, and the participant’s contribution to the Company’s overall performance, including the achievement of various corporate objectives.

(e)  Increases to Base Salary Compensation for Named Executive Officers

On January 23, 2009, the Compensation Committee conducted its annual review of the base salaries of the Company’s officers and employees, including its named executive officers.  The review of Mr. Wilson’s base salary was also conducted pursuant to the terms of the Employment Agreement.  The following table sets forth the 2009 annual base salaries authorized and approved for each of Messrs. Wilson, Morris, Tam, Marsh and Dr. Day:

Named Executive Officers(1)	2008 Base Salary	2009 Base Salary
Leland F. Wilson	$550,000	$591,250
Peter Y. Tam	$316,487	$354,432
Timothy E. Morris	$312,037	$334,660
Guy P. Marsh	$280,078	$296,182
Wesley W. Day, Ph.D.	$279,887	$293,881

(1)

These officers include individuals who will be listed as named executive officers in the Company’s proxy statement to be filed in connection with its 2009 annual meeting of stockholders as well as the individuals who were listed as named executive officers in the Company’s proxy statement filed with the SEC on April 29, 2008.

(d)  Compensation Arrangements for Non-Employee Directors

On January 23, 2009, the Compensation Committee approved a new cash compensation arrangement for the Company’s non-employee directors, with the existing equity compensation arrangement remaining unchanged. The new arrangement will go into effect as of January 1, 2009. Under this arrangement, each non-employee director will receive an annual retainer of $89,250, with the lead director receiving an additional $10,000 per year, the chairman of the Compensation Committee receiving an additional $10,000 per year and the chairman of the Audit Committee of the Board of Directors receiving an additional $20,000 per year. The annual retainers are paid in equal quarterly installments.

On January 23, 2009, the Compensation Committee also approved a stock option grant for each of Charles J. Casamento, Mark B. Logan, Linda M. Dairiki Shortliffe, M.D. and Graham Strachan exercisable for 25,000 shares of the Company’s common stock. The shares subject to the stock options vest and become exercisable at a rate of 12.5% per month following the date of grant, subject to the option holders continued services to the Company on such dates. Each stock option has an exercise price of $4.23 per share, a 10 year term from the date of grant and an exercise period equal to 12 months from termination of the option holder’s services to the Company.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1*	First Amendment to the Employment Agreement dated December 20, 2007 by and between the Registrant and Leland F. Wilson.

99.1	Press Release dated January 28, 2009.

* Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

		By:	/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:	January 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1*	First Amendment to the Employment Agreement dated December 20, 2007 by and between the Registrant and Leland F. Wilson.

99.1	Press Release dated January 28, 2009.

* Indicates a management contract or compensatory plan.